As filed with the Securities and Exchange Commission on July 15, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEPOMED, INC.

(Exact name of Registrant as specified in its charter)

California	94-3229046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7999 Gateway Boulevard, Suite 300, Newark, California 94560

(510) 744 — 8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James A. Schoeneck

President and Chief Executive Officer

7999 Gateway Boulevard, Suite 300, Newark, California 94560

(510) 744 — 8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglass M. Rayburn, Esq. Brian D. Lee, Esq. Baker Botts L.L.P. 1001 Page Mill Road Building One, Suite 200 Palo Alto, California 94304-1007	Matthew M. Gosling, Esq. Senior Vice President and General Counsel Depomed, Inc. 7999 Gateway Boulevard, Suite 300 Newark, California 94560

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(2)(3)
Common Stock, no par value (1)
Preferred Stock, no par value
Debt Securities
Warrants
Depositary Shares

(1)                                  This registration statement also relates to rights to purchase 1/1000th of a share of Series RP Preferred Stock, no par value, which are attached to all shares of the registrant’s common stock pursuant to the registrant’s Rights Agreement dated as of April 21, 2005. Until the occurrence of events described in the Rights Agreement, the rights are not exercisable, are evidenced by the common stock certificates, and are transferable only with such common stock.

(2)                                  There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, debt securities, warrants and depositary shares as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.

(3)                                  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee required in connection with this registration statement, except for $9,346 of filing fees relating to unsold securities that are carried forward pursuant to Rule 457(p) under the Securities Act of 1933, as amended from the registrant’s registration statement on Form S-3 (File No. 333-181709), initially filed on May 25, 2012 (the “prior registration statement”).  The prior registration statement carried forward registration fees with respect to unsold securities from the registrant’s registration statement on Form S-3 (File No. 333-156539), initially filed by the registrant on December 31, 2008.  No securities were sold under the prior registration statement and the registrant filed a post-effective amendment to terminate the offering of securities under the prior registration statement on July 15, 2014.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES

We may offer and sell from time to time in one or more offerings of:

•                                          shares of our common stock;

•                                          shares of our preferred stock (in one or more series);

•                                          our secured or unsecured debt securities, in one or more series (which may be either senior or subordinated debt securities);

•                                          warrants to purchase common stock, preferred stock or debt securities;

•                                          fractional shares of preferred stock, which will be represented by depositary shares; or

•                                          any combination of the foregoing.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is quoted on the Nasdaq Global Market under the symbol “DEPO.”

You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2014

The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ii

ABOUT DEPOMED

We are a specialty pharmaceutical company focused on pain and other conditions and diseases of the central nervous system. The products that comprise our current specialty pharmaceutical business are Gralise® (gabapentin), a once-daily product for the management of postherpetic neuralgia, or PHN, that we launched in October 2011, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steroidal anti-inflammatory drug for the treatment of mild to moderate acute pain that we acquired in June 2012, CAMBIA® (diclofenac potassium for oral solution), our non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks that we acquired in December 2013, and Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough pain in cancer patients 18 years of age and older who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain that we acquired in July 2013.We actively seek to expand our product portfolio through in-licensing, acquiring or obtaining co-promotion rights to commercially available products or late-stage product candidates that could be marketed and sold effectively with our existing products through our sales and marketing capability.

We also have a portfolio of royalty and milestone producing license agreements based on our proprietary Acuform® gastroretentive drug delivery technology with Mallinckrodt Inc., Ironwood Pharmaceuticals, Inc. and Janssen Pharmaceuticals, Inc.

We are a California corporation and our principal executive offices are located at 7999 Gateway Boulevard, Suite 300, Newark, California 94560, and our telephone number is (510) 744 – 8000. Our website address is http://www.depomed.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus or any prospectus supplement.

Depomed®, Gralise®, Zipsor®, CAMBIA®, Lazanda® and Acuform® are registered trademarks of Depomed. Glumetza® is a registered trademark of Valeant International (Barbados) SRL exclusively licensed in the United States to Depomed. All other trademarks and trade names referenced in this prospectus are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell from time to time in one or more offerings an unlimited number of the securities described in this prospectus. For further information about us and the securities to be sold, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” As used in this prospectus, the terms “Depomed,” “the Company,” “we,” “us,” “our,” or like terms refer to Depomed, Inc., a California corporation, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with any information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

In addition, our filings are available on our website at http://www.depomed.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•                                          Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 17, 2014;

•                                          Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 9, 2014;

•                                          Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 20, 2014, February 25, 2014, May 23, 2014 and June 20, 2014;

•                                          The audited statement of net revenues and direct expenses relating to Lazanda for the two-year period ended December 31, 2012 and audited statement of assets acquired and liabilities assumed as of December 31, 2012 and 2011 relating to Lazanda included in Item 9.01(a) of our amended Current Report on Form 8-K/A filed with the SEC on October 9, 2013; and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 16, 2003, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Depomed, Inc.
Attention: Corporate Secretary
7999 Gateway Boulevard, Suite 300
Newark, California 94560
(510) 744 – 8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•                                          the commercial success and market acceptance of Gralise® (gabapentin), our once-daily product for the management of postherpetic neuralgia, CAMBIA® (diclofenac potassium for oral solution), our non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steroidal anti-inflammatory drug for the treatment of mild to moderate pain in adults and Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough cancer pain in adult, opioid-tolerant cancer patients;

•                                          the results of our ongoing litigation against filers of Abbreviated New Drug Applications to market generic Gralise and Zipsor in the United States;

•                                          the results of our ongoing litigation with the U.S. Food and Drug Administration, or FDA, to obtain orphan drug exclusivity for Gralise in the United States;

•                                          the outcome of our ongoing patent infringement litigation against Purdue Pharma L.P., or Purdue, and Endo Pharmaceuticals Inc., or Endo;

•                                          any additional patent infringement or other litigation or proceeding that may be instituted related to Gralise, CAMBIA, Zipsor, Lazanda or any other of our products or product candidates;

•                                          our and our collaborative partners’ compliance or non-compliance with legal and regulatory requirements related to the promotion of pharmaceutical products in the United States;

•                                          our plans to acquire, in-license or co-promote other products;

•                                          the results of our research and development efforts;

•                                          submission, acceptance and approval of regulatory filings;

•                                          our ability to raise additional capital; and

•                                          our collaborative partners’ compliance or non-compliance with obligations under our collaboration agreements.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, we cannot be certain as to future results, levels of activity, achievements or financial condition.

You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We do not intend to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference and provided above under the heading “Where You Can Find More Information,” including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be affected materially and adversely. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered pursuant to this prospectus. Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby for general corporate purposes, which may include, without limitation, working capital, capital expenditures, marketing and sales expenses related to products developed by us and/or acquired or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2009 to 2013 and the three months ended March 31, 2014 was as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2009	2010	2011	2012	2013	2014
	(in thousands, except for ratios)

Ratio of earnings to fixed charges (1) (3)	—	4.6	107.3	—	1.9	6.4

(Deficiency of Earnings) Earnings available to cover fixed charges (2)	$(22,023)	$3,892	$71,122	$(29,872)	$4,580	$29,766

(1)         For purposes of computing these ratios of earnings to fixed charges, fixed charges consist of interest expense and an estimated interest component of rent. Non-cash charges relating to the change in fair value of the contingent consideration liability recorded as interest expense totaling $39,000, $908,000 and $618,000 within each of the years ended December 31, 2012 and 2013 and the three months ended March 31, 2014 have been excluded from the calculation of the fixed charges above.

(2)         Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus combined fixed charges. Earnings for the year ended December 31, 2013 and the three months ended March 31, 2014 include non-cash royalty revenue related to sale of future royalties to PDL BioPharma, Inc. of $18,104,000 and $42,784,000 respectively.

(3)         We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our common stock, our preferred stock and our rights agreement. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our amended and restated articles of incorporation, our bylaws, as amended, and our rights agreement, each of which has been filed with the SEC, as well as applicable California law.

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading “Description of Capital Stock — Series RP Preferred Stock Purchase Rights” below.  At July 11, 2014, we had 58,464,237 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock which we may designate and issue in the future.

Preferred Stock

We have 5,000,000 shares of preferred stock authorized, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading “Description of Capital Stock — Series RP Preferred Stock Purchase Rights” below. Our board of directors has the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding and no shares of Series RP Preferred Stock outstanding.

Series RP Preferred Stock Purchase Rights

On April 21, 2005, we adopted a shareholder rights plan, or Rights Plan. The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of April 21, 2005. Under the Rights Plan, we distributed one Series RP Preferred Share purchase right for each share of common stock outstanding at the close of business on May 5, 2005. If a person or group acquires 20% or more of our common stock in a transaction not pre-approved by our board of directors, each right will entitle its holder, other than the acquirer, to buy our common stock at 50% of its market value for the right’s then current exercise price (initially $35.00). In addition, if an unapproved party acquires more than 20% of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our shareholders are not treated alike, shareholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our Series RP Preferred Stock at the right’s then current exercise price 10 days after an unapproved third party makes, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 20% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable.  We may also, at any time after an unapproved party acquires 20% or more of our common stock, exchange all or a part of the then exercisable rights for shares of common stock, at an exchange ratio to be determined by dividing the then applicable exercise price by the then current market price per share of common stock.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders of us, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all such shares will have attached rights. The rights will expire on April 21, 2015 unless earlier redeemed.

The Rights Agreement, specifying the terms of the rights and the Certificate of Determination for Series RP Preferred Stock, is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2005 and is incorporated herein by reference. The foregoing descriptions of the Rights and of the Series RP Preferred Stock are qualified in their entirety by reference to the Rights Agreement and the exhibits thereto.

Anti-Takeover Provisions

Rights Agreement

The rights described above under the heading “Description of Capital Stock — Series RP Preferred Stock Purchase Rights” above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.

Articles of Incorporation and Bylaws

Preferred Stock. Under our amended and restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 5,000,000, shares of preferred stock, 4,875,000 of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the shareholders. The issuance of preferred stock may:

•                                          delay, defer or prevent a change in control;

•                                          discourage bids for the common stock at a premium over the market price of our common stock;

•                                          adversely affect the voting and other rights of the holders of our common stock; and

•                                          discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Special Meeting Requirements. Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the President, or the holder of shares entitled to cast not less than one-tenth of the votes at the meeting.

Advance Notice Requirement. Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nominations of persons for election to our board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 or more than 150 days prior to the first anniversary of the date on which the proxy materials for the preceding year’s annual meeting of shareholders were mailed.

Indemnification. Our amended and restated articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer and the transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the applicable prospectus supplement.

Listing Information

Our common stock is listed on the Nasdaq Global Market and is traded under the symbol “DEPO”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below may generally apply to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement, or a senior indenture. We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement, or a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures.

The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•                                          the title;

•                                          the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                                          any limit on the amount that may be issued;

•                                          whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                                          the maturity date;

•                                          the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•                                          the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                                          whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                                          the terms of the subordination of any series of subordinated debt;

•                                          the place where payments will be payable;

•                                          restrictions on transfer, sale or other assignment, if any;

•                                          our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                                          the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                                          whether the indenture will restrict our ability and/or the ability of our subsidiaries to operate our business or that of any subsidiary;

•                                          whether the indenture will restrict our ability and/or the ability of our subsidiaries to incur additional debt or issue additional debt or other securities;

•                                          whether the indenture restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•                                          whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•                                          the material or United States federal income tax considerations applicable to the debt securities;

•                                          information describing any book-entry features;

•                                          the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                                          if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•                                          any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture and Modification of Indenture; Waiver

We will describe in the applicable prospectus supplement what events are events of default under the indentures with respect to any series of debt securities that we may issue, including:

•                                          if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•                                          if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                                          if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of a certain amount in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                                          if specified events of bankruptcy, insolvency or reorganization occur.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

We will also describe in the applicable prospectus supplement the circumstances under which we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                                          to fix any ambiguity, defect or inconsistency in the indenture;

•                                          to comply with the provisions described above under the heading “Consolidation, Merger or Sale;”

•                                          to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                                          to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•                                          to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                                          to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•                                          to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                                          to make any change that does not adversely affect the rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including:

•                                          register the transfer or exchange of debt securities of the series;

•                                          replace stolen, lost or mutilated debt securities of the series;

•                                          hold monies for payment in trust;

•                                          compensate and indemnify the debenture trustee; and

•                                          appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agent

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

Unless other indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares in one or more series. Warrants may be offered independently or together with common stock, preferred stock, debt securities and/or depositary shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below may generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

General

As of March 31, 2014, we had no warrants issued and outstanding.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                                          the offering price and the aggregate number of warrants offered;

•                                          the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•                                          the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•                                          the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•                                          the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•                                          the terms of any rights to redeem or call the warrants;

•                                          the date on which the right to exercise the warrants begins and the date on which such right expires;

•                                          federal income tax consequences of holding or exercising the warrants; and

•                                          any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

•                                          the offering price and the aggregate number of warrants offered;

•                                          the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•                                          the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•                                          the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

•                                          the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•                                          the date on which the right to exercise the warrants begins and the date on which that right expires;

•                                          federal income tax consequences of holding or exercising the warrants; and

•                                          any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth below under the heading “Description of Warrants — Warrant Adjustments.”

Exercise of Warrants; Amendments; Supplements to the Warrant Agreements

We will describe in the applicable prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.

Warrant Adjustments

The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant may be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable.

DESCRIPTION OF DEPOSITARY SHARES

The following is only a summary of the general terms and provisions of the depositary shares that we may offer. The specific terms of any depositary shares that we may offer will be described in the applicable prospectus supplement.

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will file the complete deposit agreement, including a form of depositary receipt, with respect to any depositary shares we offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the depositary shares that we issue under this prospectus, as well as the complete deposit agreement and the form of depositary receipt that contain the terms of the depositary shares.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

•                                          the terms of the offering;

•                                          the names of any underwriters or agents;

•                                          the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•                                          the net proceeds to us from the sale of the securities;

•                                          any delayed delivery arrangements;

•                                          any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                                          the initial public offering price;

•                                          any discounts or concessions allowed or reallowed or paid to dealers; and

•                                          any commissions paid to agents.

Sale through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot be certain that there will be a market for the securities.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Palo Alto, California.  If the securities are being distributed in an underwritten offering, certain legal matters related to the offering of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Depomed, Inc. as of December 31, 2013 and 2012 incorporated by reference from Depomed, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Depomed, Inc.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference.  Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Lazanda (A Product Line of Archimedes Pharma Ltd.) Statements of Assets Acquired and Liabilities Assumed as of December 31, 2012 and 2011, and the related statements of Net Revenues and Direct Expenses for each of the years in the two-year period ended December 31, 2012, incorporated by reference in this prospectus from the Current Report on Form 8-K/A of Depomed, Inc. filed on October 9, 2013, were audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report dated September 27, 2013, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Nautilus Neurosciences, Inc. as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus from the Current Report on Form 8-K/A of Depomed, Inc. filed on February 25, 2014, were audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report dated April 26, 2013, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the SEC Registration Fee.

SEC Registration Fee	$ *
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing and Engraving Fees	**
Miscellaneous	**
Total	$ **

*                                         The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.

**                                  Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its amended and restated articles of incorporation and its bylaws, as amended, provisions regarding the indemnification of officers and directors of the registrant. Article IV of registrant’s Amended and Restated Articles of Incorporation provides as follows:

“The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to “California law” shall to that extent be deemed to refer to California law as so amended.”

Section 31 of the registrant’s bylaws, as amended, provides as follows:

“31. Indemnification of Directors and Officers.

(a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines, settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this bylaw to “California law” shall to that extent be deemed to refer to California law as so amended. The rights granted by this bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

(b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this bylaw, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation’s expense) or the corporation’s shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

(c) Definitions. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, attorney’s fees and any expenses of establishing a right to indemnification.” The registrant has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions.

Item 16. Exhibits.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.
3.1(1)	Amended and Restated Articles of Incorporation.
3.2(2)	Certificate of Amendment to Amended and Restated Articles of Incorporation.
3.3(3)	Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.
3.4(4)	Bylaws, as amended.
3.5(6)	Certificate of Determination for Series RP Preferred Stock filed with the State of California on April 21, 2005.
4.1(1)	Specimen Common Stock Certificate.
4.2(5)

Rights Agreement, dated as of April 21, 2005, between Depomed, Inc. and Continental Stock Transfer and Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of Depomed, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3(7)	Form of Senior Indenture.
4.4(7)	Form of Subordinated Indenture.
4.5**	Form of Preferred Stock Certificate.
4.6**	Form of Certificate of Designations.
4.7**	Form of Deposit Agreement.
4.8**	Form of Depositary Receipt.
4.9**	Form of Warrant Agreement.
4.10**	Form of Warrant Certificate.
5.1*	Opinion of Baker Botts L.L.P.
12.1*	Statement Regarding Computation of Ratios.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.3*	Consent of Rothstein Kass, Independent Registered Public Accounting Firm of Nautilus Neurosciences, Inc.
23.4*	Consent of KPMG LLP, Independent Auditor of Archimedes Pharma Ltd.
24.1*	Power of Attorney (included on signature page hereto).
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

(1)                   Incorporated by reference to our registration statement on Form SB-2 (File No. 333-25445).

(2)                   Incorporated by reference to our Form 10-K filed on March 31, 2003.

(3)                   Incorporated by reference to our Form 8-K filed on February 18, 2000.

(4)                   Incorporated by reference to our Form 8-K filed on April 19, 2005.

(5)                   Incorporated by reference to our Form 8-K filed on April 22, 2005.

(6)                   Incorporated by reference to our Form 10-Q filed on May 10, 2005.

(7)                   Incorporated by reference to our registration statement on Form S-3 filed on May 25, 2012 (File No. 333-181709).

*                           Filed herewith.

**                    To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

***             To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                               Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)                                 For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                 For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Newark, California, on July 15, 2014.

DEPOMED, INC.

By:	/s/ James A. Schoeneck
James A. Schoeneck
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, James A. Schoeneck and August J. Moretti, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Signature	Title	Date

/s/ James A. Schoeneck	President and Chief Executive	July 15, 2014
James A. Schoeneck	Officer (Principal Executive Officer)

/s/ August J. Moretti	Chief Financial Officer	July 15, 2014
August J. Moretti	(Principal Financial and Accounting Officer)

/s/ Peter D. Staple	Chairman of the Board of Directors	July 15, 2014
Peter D. Staple

/s/ Vicente Anido, Jr., Ph.D.	Director	July 15, 2014
Vicente Anido, Jr., Ph.D.

/s/ Karen A. Dawes	Director	July 15, 2014
Karen A. Dawes

/s/ Louis J. Lavigne, Jr.	Director	July 15, 2014
Louis J. Lavigne, Jr.

/s/ Samuel R. Saks, M.D.	Director	July 15, 2014
Samuel R. Saks, M.D.

/s/ David B. Zenoff, D.B.A.	Director	July 15, 2014
David B. Zenoff, D.B.A.

DEPOMED, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.
3.1(1)	Amended and Restated Articles of Incorporation.
3.2(2)	Certificate of Amendment to Amended and Restated Articles of Incorporation.
3.3(3)	Certificate of Determination of Rights and Preferences of Series A Preferred Stock filed with the State of California on January 14, 2000.
3.4(4)	Bylaws, as amended.
3.5(6)	Certificate of Determination for Series RP Preferred Stock filed with the State of California on April 21, 2005.
4.1(1)	Specimen Common Stock Certificate.
4.2(5)

Rights Agreement, dated as of April 21, 2005, between Depomed, Inc. and Continental Stock Transfer and Trust Company as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Determination, Preferences and Rights of Series RP Preferred Stock of Depomed, Inc.; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase Series RP Preferred Shares.

4.3(7)	Form of Senior Indenture.
4.4(7)	Form of Subordinated Indenture.
4.5**	Form of Preferred Stock Certificate.
4.6**	Form of Certificate of Designations.
4.7**	Form of Deposit Agreement.
4.8**	Form of Depositary Receipt.
4.9**	Form of Warrant Agreement.
4.10**	Form of Warrant Certificate.
5.1*	Opinion of Baker Botts L.L.P.
12.1*	Statement Regarding Computation of Ratios.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Baker Botts L.L.P (included in Exhibit 5.1).
23.3*	Consent of Rothstein Kass, Independent Registered Public Accounting Firm of Nautilus Neurosciences, Inc.
23.4*	Consent of KPMG LLP, Independent Auditor of Archimedes Pharma Ltd.
24.1*	Power of Attorney (included on signature page hereto).
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

(1)                   Incorporated by reference to our registration statement on Form SB-2 (File No. 333-25445).

(2)                   Incorporated by reference to our Form 10-K filed on March 31, 2003.

(3)                   Incorporated by reference to our Form 8-K filed on February 18, 2000.

(4)                   Incorporated by reference to our Form 8-K filed on April 19, 2005.

(5)                   Incorporated by reference to our Form 8-K filed on April 22, 2005.

(6)                   Incorporated by reference to our Form 10-Q filed on May 10, 2005.

(7)                   Incorporated by reference to our registration statement on Form S-3 filed on May 25, 2012 (File No. 333-181709).

*                           Filed herewith.

**                    To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

***             To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939.